THESE SECURITIES ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE U S. SECURITIES ACT 0F 1933 (THE "ACT"). AS RESTRICTED SECURITIES, THEY MAY BE RESOLD ONLY IN ACCORDANCE WITH REGULATIONS UNDER THE ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM.

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THIS SUBSCRIPTION AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED PURSUANT TO REGISTRATION UNDER THE ACT OR EXEMPTION THEREFROM.

THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT REVIEWED, CONFIRMED OR DETERMINED THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             SUBSCRIPTION AGREEMENT

                                                           As of March ___, 2000

This Subscription Agreement (this "Agreement") is being entered into between the undersigned (the "Subscriber") and CORE SYSTEMS, INC., a Nevada corporation (the "Company") in connection with the offer and subscription by the Subscriber for ________ units of the Company's securities at a cost of $0.25 per unit (each unit consists of one share and one warrant exercisable for a period of two years to acquire one additional share at a price of $0.25). This Agreement memorializes the transaction agreed to on March ___, 2000, the date on which the Subscriber paid the Purchase Price (as defined in Section 1) to thc Company. The price per unit was fixed and all the representations and warranties were made on that date. The offer and sale of securities was made in reliance upon the provisions of Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "Act"). References to "Shares" include shares issued as part of units and shares issued on the exercise of the warrants forming part of the units.

1.       Offer to Subscribe; Purchase Price

The Subscriber purchased the securities at a price of U S. Twenty Five Cents (U.S. $0.25) per unit on March ___, 2000 outside the United States of America (the "Closing"). Payment was made to the Company's designated account at the time of the Closing. Thc Company shall deliver a certificate representing the Shares and Warrants to thc Subscriber within a reasonable time hereafter. The obligations of each party were subject to the condition that all the representations and warranties of the other party contained herein were true at the time of Closing and all covenants of the other party that were to be performed by the other party on or before the Closing had been performed.

2. Representations and Warranties of Subscriber; Certain Covenants

2.1 Offshore Transaction. Subscriber represents and warrants to the Company that
(i), Subscriber is not a "U.S. person" as that term is defined in Rule 902(c) of Regulation S; (ii) at the time of execution of this Agreement. Subscriber was outside the United States and no offer of the Shares was made to the Subscriber within the United States; (iii) Subscriber purchased the Shares for its own account and not on behalf of any U.S. person, and the sale of the Shares had not been prearranged with any buyer in the United States and (iv) Subscriber is not a distributor as defined in Regulation S. The Subscriber covenants that all offers and sales of the Shares prior to the expiration of and period commencing on the Closing and ending one-year thereafter (the "Restricted Period") shall not be made to U.S. persons or for the account or benefit of U S. persons and shall otherwise be made in compliance with the provisions of Regulation S

2.2 Independent Investigation. Subscriber, in electing to subscribe for the Shares hereunder, relied upon an independent investigation made by it and its representatives, if any, and had been given access to and the opportunity to examine all books and records of the Company, and all material contracts and documents of the Company. The Subscriber has such experience in business and financial matters that it was capable of evaluating the risk of its investment and determining the suitability of its investment.

2.3 No Government Recommendation or Approval. Subscriber understands that no United States federal or state agency has passed upon or made any recommendation or endorsement of the Company, this transaction or the purchase of the Shares.

2.4 No Registration. Subscriber understands that the Shares have not began registered under the Act and are being offered and sold pursuant to Regulation S based in part upon the representations of Subscriber contained herein, and that the Company is relying on the truth and accuracy of the-Subscriber's representations and warranties herein to determine whether the offer and sale of flit Shares is exempt from registration under the Act.

2.5 Investment Intent. Subscriber acquired the Shares to be issued and sold hereunder for its own account (or a trust account if such Subscriber is a trustee) and not as a nominee. Subscriber understands that the purchase of the Shares involves a high degree of risk and that Subscriber must bear the economic risk of this investment indefinitely unless sale of the Shares is registered pursuant to the Act, or an exemption from registration for sale thereof is available Subscriber understands that, in the view of the SEC, the statutory basis for the exemption claimed for this transaction would not be present if the offering of the Shares, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Act. Subscriber is acquiring die Shares for investment purposes and has no present intention to sell the Shares in the United States, to a U.S. Person or for the account or benefit of a U.S. Person. Subscriber covenants that neither Subscriber nor its affiliates nor any person acting on its or their behalf has the intention of entering or will enter during the Restricted Period, into any put option, short position or other similar instrument or position or any other hedging transactions or arrangements with respect to the Company's common stock, and neither Subscriber nor any of its affiliates nor any person acting on its or their behalf will use at any time Shares acquired pursuant to this Agreement to settle any put option, short position or other similar instrument or position or any other hedging transaction or arrangement that may have been entered into prior to the execution of this Agreement or during the Restricted Period

2.6 No Sale in Violation of the Securities Laws. Subscriber covenants that it will not knowingly make any sale, transfer or other disposition of the Shares in violation of the Act, the Securities and Exchange Act of 1934, as amended (the "Exchange Act") or the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder. All offers and sales of the Shares will be made pursuant to an effective registration statement under the Act or an exemption from the registration provisions thereof

2.7 Authority. Subscriber has the full power and authority to execute, deliver and perform this Agreement. This Agreement, when executed and delivered by Subscriber, will constitute a legal, valid and binding obligation of Subscriber, enforceable against the Subscriber in accordance with its terms.

2.8 No Reliance on Tax Advice. Subscriber has reviewed with his, her or its own tax advisors the foreign U.S. federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Subscriber is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to such tax consequences and understands that Subscriber (and not the Company) shall be responsible for the Subscriber's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement

2.9 No Legal Advice from Company. Subscriber acknowledges that it has bad the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel. Subscriber is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement except for the representations, warranties and covenants set forth herein.

3. Resales

Subscriber acknowledges and agrees that the Shares may only be resold in compliance with Rules 903 or 904 under Regulation S, pursuant to a Registration Statement under the Act or pursuant to an exemption from registration under the Act. The Company shall not register any transfer of Shares that is not in compliance with this Section 3. Subscriber covenants that all offering materials and documents (other than press releases) used in connection with offers and sales of the Shares before the expiration of the Restricted Period shall state that (i) the Shares have not been registered under the Securities Act and may not be offered or sold in the United States or to a U.S. person (as that term is defined in Rule 902 of Regulation S) unless they are registered under the Act or an exemption from the registration requirements of the Act is available and that (ii) hedging transactions involving the Shares may not be conducted unless in compliance with the Act. These statements shall appear on the cover or inside cover page and in the underwriting section of any prospectus or offering circular and shall appear in any advertisement used in connection with the offer or sale of the Shares.

4. Legends; Subsequent Transfer of Shares

The certificates representing the Shares shall bear the legend set forth in the first paragraph on tie first page of this Agreement and any other legend, if such legend or legends are reasonably required by the Company to comply with state, federal or foreign law.

5. Representations, Warranties and Covenants of the Company

5.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

5.2 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Shares have been taken, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.3 Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms hereof for the Purchase Price will be duly and validly issued and outstanding, fully paid and nonassessable, and based in part on the representations and warranties of Subscriber will be issued in compliance with all applicable federal, state and other applicable securities laws

6. Governing Laws

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, except for matters arising under the Act or the Securities Exchange Act of 1934 which matters shall be construed and interpreted in accordance with such laws.

7. Entire Agreement; Amendment

This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

8. Notices

Any notice, deemed or request required or permitted to be given by either the Company or the Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or by facsimile, with a hard copy to follow by two day courier addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

9.       Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

10.      Severability

In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economics benefit of this Agreement to any party.

11.      Titles and Subtitles

The tiles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

WHEREAS the undersigned has caused this Agreement to be executed as of the date first written above.

                                        LORI LIMITED
                                        ----------------------------------------
                                        [print name]

                                        ----------------------------------------
                                        Authorized Signatory


                                        2 LE MARCHANT STREET
                                        ----------------------------------------
                                        Address

                                        ST. PETER PORT, GUERNSEY, G41255
                                        ----------------------------------------
AGREED TO AND ACCEPTED:
CORE SYSTEMS, INC.


By:
         -------------------------------
         Authorized Signatory